Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-4) and related Prospectus of WestRock Company for the registration of WRKCo Inc.’s 3.000% Senior Notes due 2024, 3.750% Senior Notes due 2025, 4.650% Senior Notes due 2026, 3.375% Senior Notes due 2027, 4.000% Senior Notes due 2028 and 4.900% Senior Notes due 2029 and to the incorporation by reference therein of our report dated November 16, 2018, except for Note 24, as to which the date is January 16, 2019, with respect to the consolidated financial statements of WestRock Company included in its Current Report on Form 8-K dated January 16, 2019, and our report dated November 16, 2018, with respect to the effectiveness of internal control over financial reporting of WestRock Company, included in its Annual Report (Form 10-K) for the year ended September 30, 2018, both filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

January 16, 2019